Exhibit 99.1

NEWS
5350 Tech Data Drive
Clearwater, FL 33760
(727) 539-7429

FOR IMMEDIATE RELEASE	SYMBOL: TECD
Thursday, August 21, 2008	TRADED: NASDAQ/NMS

Tech Data Reports Fiscal 2009 Second-Quarter Results

Net sales reached a second-quarter record of $6.2 billion, a 9.8% increase year-over-year; 2.4 million shares repurchased during the quarter

CLEARWATER, FL. — Tech Data Corporation, a leading distributor of IT products, today announced results for the second quarter ended July 31, 2008.

Results At A Glance (1)

($ in millions, except per share amounts)	Three months ended July 31, 2008	Three months ended July 31, 2007
Net sales	$6,166.0	$5,613.3

Operating income (GAAP)	$42.2	$26.7
Operating income (Non-GAAP)	$42.2	$47.6

Net income (GAAP)	$23.7	$7.2
Net income (Non-GAAP)	$23.7	$27.5

Net income per diluted share (GAAP)	$.45	$.13
Net income per diluted share (Non-GAAP)	$.45	$.50

(1)	Please refer to the GAAP to Non-GAAP Reconciliation that is contained in the attached financial summary.

This information is also available on the Investor Relations section of Tech Data’s website at www.techdata.com.

Net sales for the second quarter ended July 31, 2008 were $6.2 billion, a second-quarter record and an increase of 9.8 percent from $5.6 billion in the prior-year period.

The company recorded net income of $23.7 million, or $.45 per diluted share for the second quarter ended July 31, 2008, based upon Generally Accepted Accounting Principles (“GAAP”). This compared to net income of $7.2 million, or $.13 per diluted share for the prior-year period. Second-quarter fiscal 2009 net income includes $3.0 million (no income tax benefit) in consulting and integration costs related to the May 2008 acquisition of certain assets of Nordic-based Scribona AB. Results for the second quarter of fiscal 2008 included a $4.3 million charge for the loss on disposal of subsidiaries related to the exit of our operations in Israel and the United Arab Emirates (UAE) and $16.6 million in restructuring charges primarily related to the closure of a European logistics center. Excluding the noted charges totaling $20.9 million, non-GAAP net income for the second quarter of fiscal 2008 totaled $27.5 million, or $.50 per diluted share.

Tech Data Reports Fiscal 2009 Second-Quarter Results August 21, 2008	Page 2 of 9

“Tech Data performed well in the second quarter considering the challenges of the global macro-economic environment,” said Robert M. Dutkowsky, Tech Data’s Chief Executive Officer. “In the Americas, softer IT demand and increasingly competitive market conditions challenged our performance in the United States, while our Canadian and Latin American operations had solid second-quarter results. In Europe, we gained a stronger foothold in many regions and better leveraged our infrastructure. We are taking measured steps to address our margin performance worldwide, while also maintaining certain strategic investments. In addition to adjusting our planned SG&A spending where appropriate, in the third quarter we are implementing new freight and handling fee policies across the entire organization to help mitigate higher transportation costs. We remain committed to growing our business responsibly and improving our overall operating performance.”

Second-Quarter Financial Summary

•

Net sales in the Americas (including North America and Latin America) were $2.8 billion, or 45 percent of worldwide net sales, representing a decrease of 3.3 percent over the second quarter of fiscal 2008. Net sales in Europe totaled $3.4 billion, or 55 percent of worldwide net sales, representing an increase of 23.9 percent (7.4 percent increase on a euro basis) over the second quarter of fiscal 2008.

•

Gross margin for the second quarter of fiscal 2009 was 4.85 percent compared to 4.89 percent in the prior-year second quarter and 4.86 percent in the first quarter of fiscal 2009. The company’s disciplined pricing, inventory management and sales practices have been contributing factors in sustaining a relatively stable gross margin performance.

•

Selling, general and administrative expenses (SG&A) were $257.0 million, or 4.17 percent of net sales compared to $226.7 million, or 4.03 percent of net sales in the second quarter of fiscal 2008. The year-over-year increase in SG&A expenses was attributable to stronger foreign currencies and the related translation impact, continued investments in certain strategic initiatives, as well as the company’s acquisition of certain assets of Nordic-based Scribona AB and the related consulting and integration costs.

•

For the second quarter of fiscal 2009, operating income was $42.2 million, or .68 percent of net sales, including $3.0 million (approximately .05 percent of net sales) in consulting and integration costs related to the May 2008 acquisition of certain assets of Nordic-based Scribona AB. This compared to operating income of $26.7 million, or .48 percent of net sales in the second quarter of fiscal 2008. Excluding the loss on disposal of subsidiaries and restructuring charges noted above, operating income, on a non-GAAP basis, for the second quarter of fiscal 2008 was $47.6 million, or .85 percent of net sales.

•

On a regional basis, operating income in the Americas was $39.5 million, or 1.41 percent of net sales compared to $45.2, or 1.56 percent of net sales in the second quarter of fiscal 2008. In Europe, the company generated operating income of $5.7 million, or .17 percent of net sales including $3.0 million (approximately .09 percent of net sales) in consulting and integration costs related to the May 2008 acquisition of certain assets of Nordic-based Scribona AB. This compared to an operating loss of $(16.0) million, or (.59) percent of net sales in the second quarter of fiscal 2008. Excluding the loss on disposal of subsidiaries and restructuring charges, operating income in Europe, on a non-GAAP basis, for the second quarter of fiscal 2008 was $4.9 million, or .18 percent of net sales. Stock-based compensation expense is not included in the regional segment reporting results. These expenses are presented as a separate reconciling item in the company’s segment reporting (see “Supplementary Information” table attached).

Tech Data Reports Fiscal 2009 Second-Quarter Results August 21, 2008	Page 3 of 9

•

Cash flow from operations for the second quarter of fiscal 2009 totaled $106.5 million. The company continues to enjoy excellent liquidity and financial flexibility with a cash position of $468.3 million at July 31, 2008.

•

During the second quarter of fiscal 2009, the company repurchased approximately 2.4 million shares of common stock at a cost of $83.2 million, in conjunction with the company’s $100 million share repurchase program authorized in June 2008.

Six-month Results

Net sales for the six-month period ended July 31, 2008 were $12.2 billion, an increase of 11.0 percent from $11.0 billion in the six-month period ended July 31, 2007. On a regional basis, net sales in the Americas represented 45 percent of net sales and increased 1.9 percent to $5.5 billion from $5.4 billion in the prior-year period. Europe represented 55 percent of net sales and increased 19.8 percent (3.7 percent on a euro basis) to $6.7 billion from $5.6 billion for the six-month period ended July 31, 2007.

For the six-month period ended July 31, 2008, the company recorded operating income of $84.5 million, or .69 percent of net sales, including $7.0 million (approximately .06 percent of net sales) in consulting and integration costs related to the acquisition of certain assets of Nordic-based Scribona AB, compared with operating income of $56.4 million, or .51 percent of net sales, in the prior-year period. Excluding $13.1 million of loss on disposal of subsidiaries and $16.1 million in restructuring charges, non-GAAP operating income totaled $85.7 million, or .78 percent of net sales for the six-month period ended July 31, 2007.

The company recorded net income of $46.6 million, or $.88 per diluted share, for the six-month period ended July 31, 2008 including $7.0 million (no income tax benefit) in consulting and integration costs related to the acquisition of certain assets of Nordic-based Scribona AB. This compared to net income of $17.1 million, or $.31 per diluted share, in the prior-year period. Excluding the loss on disposal of subsidiaries and restructuring charges, net income on a non-GAAP basis for the six-month period ended July 31, 2007 was $45.7 million, or $.82 per diluted share.

Business Outlook

Statements made regarding the company’s business outlook are based on current expectations and the company’s internal plan. These statements are forward-looking and, as outlined in the company’s periodic filings with the Securities and Exchange Commission, actual results may differ materially. For the third quarter ending October 31, 2008, the company anticipates net sales to be in the range of $6.3 billion to $6.5 billion. This assumes a low single-digit decline year-over-year in the Americas and mid-to-high single-digit growth in Europe on a euro basis, including incremental sales associated with the acquisition of certain assets of Nordic-based Scribona AB. The company expects to incur approximately $1.5 million (no income tax benefit) in consulting and integration costs related to the acquisition during the third quarter. The effective tax rate for the third quarter is expected to be in the range of 30 percent to 32 percent.

Tech Data Reports Fiscal 2009 Second-Quarter Results August 21, 2008	Page 4 of 9

Webcast Details

Tech Data will be discussing its second-quarter results and third-quarter business outlook on a conference call today at 9:00 a.m. (ET). A webcast of the call, including supplemental schedules, will be available to all interested parties and can be accessed at www.techdata.com (Investor Relations section). The webcast will be available for replay until 5:00 p.m. (ET) on Thursday, August 28, 2008.

Non-GAAP Financial Information

The non-GAAP data contained in this release is included with the intention of providing investors a more complete understanding of our operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles (“GAAP”). Non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the company, exclude restructuring charges, certain consulting costs, impairment charges, changes in valuation allowances for certain deferred tax assets, extraordinary gains or losses and other infrequent or unusual items. A detailed reconciliation of the adjustments between results calculated using GAAP and non-GAAP in this release is contained in the attached financial summary. This information is also available for review on the Investor Relations section of Tech Data’s website at www.techdata.com.

Forward-Looking Statements

Certain matters discussed in this news release are forward-looking statements, based on the company’s current expectations that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially include the following: intense competition both domestically and internationally; narrow profit margins; dependence on information systems; potential adverse effects of acquisitions; exposure to natural disasters, war and terrorism; dependence on independent shipping companies; the impact of increases in freight and handling fees charged to customers; potential impact of labor strikes; risk of declines in inventory value; product supply and availability; changes in vendor terms and conditions; loss of significant customers; credit exposure due to the deterioration in the financial condition of our customers; the inability to obtain required capital; fluctuations in interest rates; foreign currency exchange risks and exposure to foreign markets; the impact of changes in income tax and other regulatory legislation; changes in accounting rules; and the volatility of common stock. Additional discussion of these and other factors affecting the company’s business and prospects is contained in the company’s periodic filings with the Securities and Exchange Commission, copies of which can be obtained at the company’s Investor Relations website at www.techdata.com. All information in this release is as of August 21, 2008. The company undertakes no duty to update any forward-looking statements herein to actual results or changes in the company’s expectations.

About Tech Data

Tech Data Corporation (NASDAQ GS: TECD) is one of the world’s largest distributors of technology products from leading IT hardware and software producers. Tech Data serves more than 100,000 IT solution providers in over 100 countries. Every day, these value-added resellers depend on Tech Data to cost-effectively support the technology needs of end users, including small and medium businesses (SMB), large enterprises and government agencies. Ranked 105th on the FORTUNE 500(R), Tech Data generated $23.4 billion in net sales for its fiscal year ended January 31, 2008. To learn more, visit www.techdata.com.

FOR MORE INFORMATION CONTACT:

Jeffery P. Howells, Executive Vice President and Chief Financial Officer

727-538-7825 (jeff.howells@techdata.com)

or

Kristin Wiemer Bohnsack, Director, Investor Relations and Shareholder Services

727-532-8866 (kristin.wiemer@techdata.com)

Tech Data Reports Fiscal 2009 Second-Quarter Results August 21, 2008	Page 5 of 9

TECH DATA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended July 31,		Six months ended July 31,
	2008	2007	2008	2007
Net sales	$6,166,021	$5,613,308	$12,231,835	$11,015,385
Cost of products sold	5,866,905	5,338,997	11,638,052	10,485,826

Gross profit	299,116	274,311	593,783	529,559
Selling, general and administrative expenses	256,964	226,720	509,265	443,872
Loss on disposal of subsidiaries	—	4,284	—	13,121
Restructuring charges	—	16,602	—	16,149

Operating income	$42,152	$26,705	$84,518	$56,417
Net interest expense and other	5,113	3,963	10,179	11,906
Net foreign currency exchange loss (gain)	1,227	(121)	1,970	(1,778)

Income from operations before income taxes	$35,812	$22,863	$72,369	$46,289
Provision for income taxes	12,914	16,652	27,793	30,176

Income before minority interest	22,898	6,211	44,576	16,113
Minority interest in net loss of joint venture	782	1,031	2,070	1,031

Net income	$23,680	$7,242	$46,646	$17,144

Net income per basic share	$.45	$.13	$.89	$.31
Weighted average basic shares outstanding	52,109	55,080	52,473	55,021

Net income per diluted share	$.45	$.13	$.88	$.31
Weighted average diluted shares outstanding	52,427	55,487	52,766	55,410

Tech Data Reports Fiscal 2009 Second-Quarter Results August 21, 2008	Page 6 of 9

TECH DATA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(In thousands)

	July 31, 2008	January 31, 2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$468,321	$447,340
Accounts receivable, net	2,757,981	2,659,446
Inventories	1,814,242	1,642,317
Prepaid expenses and other assets	186,383	173,879

Total current assets	5,226,927	4,922,982
Property and equipment, net	127,527	129,139
Goodwill	18,367	2,966
Other assets, net	171,685	165,848

Total assets	$5,544,506	$5,220,935

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Revolving credit loans	$56,919	$18,315
Accounts payable	2,533,411	2,288,740
Current portion of long-term debt	1,153	1,243
Accrued expenses and other liabilities	566,951	570,266

Total current liabilities	3,158,434	2,878,564
Long-term debt	363,724	363,639
Other long-term liabilities	65,485	58,011

Total liabilities	3,587,643	3,300,214

Total shareholders’ equity	1,956,863	1,920,721

Total liabilities and shareholders’ equity	$5,544,506	$5,220,935

Tech Data Reports Fiscal 2009 Second-Quarter Results August 21, 2008	Page 7 of 9

TECH DATA CORPORATION AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended July 31,		Six months ended July 31,
	2008	2007	2008	2007
Operating Income
GAAP operating income	$42,152	$26,705	$84,518	$56,417
Loss on disposal of subsidiaries (1)	—	4,284	—	13,121
Restructuring charges (2)	—	16,602	—	16,149

Non-GAAP operating income	$42,152	$47,591	$84,518	$85,687

Net Income
GAAP net income	$23,680	$7,242	$46,646	$17,144
Loss on disposal of subsidiaries (1)	—	4,284	—	13,121
Restructuring charges (2)	—	16,602	—	16,149
Tax effect on non-GAAP adjustment items	—	(625)	—	(715)

Non-GAAP net income	$23,680	$27,503	$46,646	$45,699

Net Income per Diluted Share
GAAP net income per share	$.45	$.13	$.88	$.31
Loss on disposal of subsidiaries (1)	—	.08	—	.23
Restructuring charges (2)	—	.30	—	.29
Tax effect on non-GAAP adjustment items	—	(.01)	—	(.01)

Non-GAAP net income per diluted share	$.45	$.50	$.88	$.82

Weighted average diluted shares outstanding	52,427	55,487	52,766	55,410

(1)	Loss on disposal of subsidiaries relates to the exit of the company’s operations in the UAE and Israel.
(2)	Restructuring charges for the three and six months ended July 31,2007 includes $16.9 million related to the closure of a European logistics center and $(.3) million and $(.8) million, respectively, for changes in estimates related to the European restructuring program.

Tech Data Reports Fiscal 2009 Second-Quarter Results August 21, 2008	Page 8 of 9

TECH DATA CORPORATION AND SUBSIDIARIES

SUPPLEMENTARY INFORMATION (UNAUDITED)

(In thousands)

	Three months ended July 31, 2008		Three months ended July 31, 2007
GAAP Operating Income (Loss) by Segment	Operating Income	Operating Margin	Operating Income (Loss)	Operating Margin
Americas	$39,476	1.41%	$45,227	1.56%
Europe	5,687.17%		(16,009)	(.59)%
Stock-based compensation reconciling amount	(3,011)	(.05)%	(2,513)	(.04)%

Worldwide total	$42,152.68%		$26,705.48%

	Three months ended July 31, 2008		Three months ended July 31, 2007
Non-GAAP Operating Income by Segment	Operating Income	Operating Margin	Operating Income	Operating Margin
Americas	$39,476	1.41%	$45,227	1.56%
Europe	5,687.17%		4,877.18%
Stock-based compensation reconciling amount	(3,011)	(.05)%	(2,513)	(.04)%

Worldwide total	$42,152.68%		$47,591.85%

	Three months ended July 31, 2008		Three months ended July 31, 2007
GAAP to Non-GAAP Reconciliation of Europe Operating Income (Loss)	Operating Income	Operating Margin	Operating Income (Loss)	Operating Margin
GAAP operating income (loss)	$5,687.17%		$(16,009)	(.59)%
Loss on disposal of subsidiaries (1)	—	—	4,284.16
Restructuring charges (2)	—	—	16,602.61

Non-GAAP Europe operating income	$5,687.17%		$4,877.18%

(1)	Loss on disposal of subsidiaries relates to the exit of the company’s operations in the UAE and Israel.
(2)	Restructuring charges for the three and six months ended July 31,2007 includes $16.9 million related to the closure of a European logistics center and $(.3) million and $(.8) million, respectively, for changes in estimates related to the European restructuring program.

Tech Data Reports Fiscal 2009 Second-Quarter Results August 21, 2008	Page 9 of 9

TECH DATA CORPORATION AND SUBSIDIARIES

SUPPLEMENTARY INFORMATION (UNAUDITED)

(In thousands)

	Six months ended July 31, 2008		Six months ended July 31, 2007
GAAP Operating Income (Loss) by Segment	Operating Income	Operating Margin	Operating Income (Loss)	Operating Margin
Americas	$80,199	1.46%	$83,729	1.55%
Europe	10,013.15%		(22,146)	(.39)%
Stock-based compensation reconciling amount	(5,694)	(.05)%	(5,166)	(.05)%

Worldwide total	$84,518.69%		$56,417.51%

	Six months ended July 31, 2008		Six months ended July 31, 2007
Non-GAAP Operating Income by Segment	Operating Income	Operating Margin	Operating Income	Operating Margin
Americas	$80,199	1.46%	$83,729	1.55%
Europe	10,013.15%		7,124.13%
Stock-based compensation reconciling amount	(5,694)	(.05)%	(5,166)	(.05)%

Worldwide total	$84,518.69%		$85,687.78%

	Six months ended July 31, 2008		Six months ended July 31, 2007
GAAP to Non-GAAP Reconciliation of Europe Operating Income (Loss)	Operating Income	Operating Margin	Operating Income (Loss)	Operating Margin
GAAP operating income (loss)	$10,013.15%		$(22,146)	(.39)%
Loss on disposal of subsidiaries (1)	—	—	13,121.23
Restructuring charges (2)	—	—	16,149.29

Non-GAAP Europe operating income	$10,013.15%		$7,124.13%

(1)	Loss on disposal of subsidiaries relates to the exit of the company’s operations in the UAE and Israel.
(2)	Restructuring charges for the three and six months ended July 31,2007 includes $16.9 million related to the closure of a European logistics center and $(.3) million and $(.8) million, respectively, for changes in estimates related to the European restructuring program.